LEASE AMENDMENT

THIS LEASE AMENDMENT, dated 7/10/98 by and between Koger Equity, Inc., a Florida Corporatoin (Landlord with its principal office at 3986 Boulevard Center Drive, Jacksonville, Florida, 32207, and METRIS DIRECT, INC., a Delaware Corporation, (Tenant) with its principal office at 4400 Baker Road, Minnetonka, MN 55343. The Landlord and Tenant executed a Lease Agreement dated 12/11/96, and amended 6/27/97 and 10/15/97, for space designated as Suite 200, comprising approximately 25,787 square feet (as shown on Exhibit A attached, located at 4135 South 100th East Aveneu, Tulsa, Oklahoma. The parties hereto desire to alter and modify said Lease Agreement, effective January 1, 1999, as follows:

1. By changing Lease Expirate Date from December 31, 1998 to read December 31, 1999.

2. By changing monthly rent from $24,712.54 to read $27,935.92, net of electricity.



Except as specifically amended and modified by this Lease Amendment, all other terms of the Lease and the Exhibits attached thereto remain in full force and effect.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed or caused to be executed this Amendment on the dates shown below their signatures to be effective as of the date set forth above.

Tenant:  METRIS DIRECT, INC.                Landlord:  KOGER EQUITY, INC.

BY:/s/ Douglas B. McCoy                     BY:/s/J. Velma Keen, II
Print Name: Douglas B. McCoy                      J. VELMA KEEN, II
Title:  Sr. Vice President, Operations            Vice President

ATTEST: _______________________________    ATTEST: _____________________________